Exhibit 99.1

AT VITAL IMAGES:

Michael H. Carrel

President and Chief Executive Officer

(952) 487-9500

www.vitalimages.com

FOR IMMEDIATE RELEASE

VITAL IMAGES AND TOSHIBA RENEW DISTRIBUTION AGREEMENT

New Distribution Contract Extends Through 2013

MINNEAPOLIS, November 21, 2008 – Vital Images, Inc. (NASDAQ: VTAL), a leading provider of advanced visualization and analysis software, and Toshiba Medical Systems Corporation (Toshiba), have agreed to renew their global distribution agreement for five years, through December 31, 2013.

As under the previous agreement, Toshiba will offer Vital Images’ solution through its subsidiaries and distributors in more than 50 nations in North and South America, Europe, the Middle East, Africa, Australia, and Asia, including Japan. Toshiba, headquartered in Tochigi, Japan, has been providing Vital Images’ solution as the advanced visualization and analysis software of choice to customers purchasing Toshiba’s Aquilion and other CT scanners since 2000.

The lengthened term of the new contract demonstrates the past success and continued commitment that the two companies have in continuing their strategic relationship throughout the next five years.

“We’ve had a very successful partnership with Toshiba for the past eight years and we look forward to strengthening and  building on our  relationship,” said Michael H. Carrel, president and chief executive officer of Vital Images.

“We are deeply committed to our partnership with Vital Images,” said Yasuo Nobuta, general manager of CT Division, Toshiba Medical Systems. “This agreement allows Toshiba to continue offering, what we consider to be the best advanced visualization solution on the market, with our leading Aquilion CT scanner technologies. The combination brings to the market a competitive solution that integrates best-of-breed and cutting-edge technologies designed to better patient care. We look forward to deepening our relationship with Vital Images over the next five years.”

About the Aquilion One and Vitrea fX

Toshiba’s Aquilion ONETM is the first dynamic volume CT scanner. This system revolutionizes patient care by non-invasively providing structural and function information key to diagnostic decision and reducing diagnostic time for life-threatening conditions, such as stroke and heart disease, from days and hours to mere minutes. Unlike any other CT system, the Aquilion ONE can scan an entire organ in one rotation, dramatically cutting the exam time as well as radiation and contrast doses. Each Aquilion ONE ships with a Vitrea fX solution – designed in collaboration with Toshiba for the Aquilion ONE. Vitrea fX has both FDA marketing clearance and CE Mark approval.

About Toshiba Medical Systems Corporation

Toshiba Medical Systems Corporation is one of the world’s leading diagnostic imaging manufacturers. The expanding Toshiba Medical Systems Group operates in more than 80 countries with the goal of establishing a strong global business while lending strong support to the advancement of medicine worldwide. The company’s vision is to provide solutions to the medical profession that help save patients’ lives while offering reliable products with a long service life. Press releases, examples of their medical solutions and other corporate information are available on Toshiba Corporation’s Web site at www.toshiba.com.

About Vital Images, Inc.

Vital Images, Inc., established in 1988 and headquartered in Minneapolis, is a leading provider of advanced visualization software solutions. The company’s technology gives radiologists, cardiologists, oncologists and other medical specialists, time-saving productivity and communications tools that can be accessed throughout the enterprise and via the Web for easy use in the day-to-day practice of medicine. Vital Images also has offices in Europe and Asia. For more information, visit www.vitalimages.com.

“Aquilion ONE” is a trademark of Toshiba Medical Systems Corporation.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to enjoy the protection of the safe harbor for forward-looking statements provided by that Act. These statements involve risks and uncertainties which could cause results to differ materially from those projected, including but not limited to dependence on market growth, challenges associated with international expansion, the ability to predict product, customer and geographic sales mix, regulatory approvals, the timely introduction, availability and acceptance of new products, the impact of competitive products and pricing, dependence on major customers, the ability to successfully manage operating costs, fluctuations in quarterly results, approval of products for reimbursement and the level of reimbursement, general economic conditions and other factors detailed from time to time in Vital Images’ SEC reports, including its annual report on Form 10-K for the year ended December 31, 2007. Vital Images encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this release. The forward-looking statements made in this release are made only as of the date of this release, and the company undertakes no obligation to update them to reflect subsequent events or circumstances.

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